Exhibit 99.1

Sapient Reports First Quarter 2011 Results

Service Revenues Up 32% Over Q1 2010

Non-GAAP Operating Profit Increases 74% Over Q1 2010

BOSTON--(BUSINESS WIRE)--May 5, 2011--Sapient (NASDAQ: SAPE) today reported the following financial results for the first quarter ended March 31, 2011:

  Service revenues were $241.3 million compared to $183.2 million in the first quarter of 2010, an increase of 32%. Sequentially, service revenues were up $18.5 million, or 8%, from $222.9 million in the fourth quarter of 2010. On a constant currency basis, revenues increased 30% over the first quarter of 2010 and 8% sequentially.
  GAAP income from operations was $18.5 million, or 7.7% of service revenues, up 105% from $9.0 million, or 4.9% of service revenues, reported in the first quarter of 2010.
  Non-GAAP income from operations was $25.8 million, or 10.7% of service revenues, up 74% from $14.8 million, or 8.1% of service revenues, reported in the first quarter of 2010.
  GAAP diluted net income per share was $0.09, compared to $0.05 in the first quarter of 2010.
  Non-GAAP diluted net income per share was $0.12, compared to $0.07 in the first quarter of 2010.

“We are very pleased with how successfully we’ve started the year, and our people around the world have done a great job executing on our strategy,” said Sapient President and Chief Executive Officer Alan J. Herrick. “Clients are looking to partner with Sapient to help them capitalize on the opportunities being created by the dramatic changes that are happening in their markets. This quarter’s results are further evidence that clients continue to respond to Sapient’s unique combination of capabilities.”

The company used cash from operations of $19.0 million in the first quarter of 2011, compared to a use of $8.0 million in the first quarter of 2010. As of March 31, 2011, the company had cash, cash equivalents and marketable securities of $210.3 million. Days sales outstanding was 73 days for the first quarter of 2011, up from 65 days in the fourth quarter of 2010 and 71 days for the first quarter of 2010.

Outlook

Sapient management provided the following guidance:

  For the second quarter ending June 30, 2011, service revenues are expected to be $249 million to $257 million.
  Second quarter 2011 non-GAAP operating margin is expected to be 11% to 12%.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.:	(888) 679-8038
International:	(617) 213-4850
Passcode:	89218690

Please use the following link to pre-register for the conference call:

https://www.theconferencingservice.com/prereg/key.process?key=PNEFCNNDP

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979&eventID=3973230

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from May 5 at 7:30 p.m. ET through May 12 at 11:59 p.m. ET. The replay information is as follows:

U.S.:	(888) 286-8010
International:	(617) 801-6888
Passcode:	22489474

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company has presented service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the local functional currencies in countries where the company operates. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. However, because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the second quarter of 2011 – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended March 31,
	2011	2010

	(in thousands, except per share amounts)
Revenues:
Service revenues	$241,340	$183,223
Reimbursable expenses	8,554	8,501
Total gross revenues	249,894	191,724
Operating expenses:
Project personnel expenses	166,676	127,767
Reimbursable expenses	8,554	8,501
Total project personnel expenses and reimbursable expenses	175,230	136,268
Selling and marketing expenses	10,156	8,647
General and administrative expenses	39,105	35,943
Restructuring and other related charges	5,642	286
Amortization of purchased intangible assets	1,273	1,467
Acquisition costs and other related charges	-	111
Total operating expenses	231,406	182,722

Income from operations	18,488	9,002

Interest and other income, net	1,459	800

Income before income taxes	19,947	9,802
Provision for income taxes	7,789	3,563
Net income	$12,158	$6,239

Basic net income per share	$0.09	$0.05
Diluted net income per share	$0.09	$0.05

Weighted average common shares	136,293	130,054
Weighted average dilutive common share equivalents	4,272	6,743
Weighted average common shares and dilutive common share equivalents
	140,565	136,797

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	March 31, 2011	December 31, 2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$196,386	$219,448
Marketable securities, current portion	8,962	8,861
Restricted cash, current portion	547	1,416
Accounts receivable, less allowance for doubtful accounts	139,817	136,300
Unbilled revenues	80,154	49,765
Deferred tax assets, current portion	21,610	23,938
Prepaid expenses and other current assets	24,225	21,256
Total current assets	471,701	460,984
Marketable securities, net of current portion	1,290	1,269
Restricted cash, net of current portion	3,114	3,093
Property and equipment, net	41,861	35,571
Purchased intangible assets, net	16,560	17,629
Goodwill	83,307	77,865
Deferred tax assets, net of current portion	19,752	19,692
Other assets	8,302	7,619

Total assets	$645,887	$623,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,837	$18,714
Accrued compensation	50,255	66,609
Accrued restructuring costs	2,305	3,129
Deferred revenues	16,723	18,558
Other current liabilities	60,346	52,011
Total current liabilities	151,466	159,021
Long-term liabilities	23,839	22,396
Total liabilities	175,305	181,417

Stockholders' equity	470,582	442,305

Total liabilities and stockholders’ equity	$645,887	$623,722

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
	2011	2010

	(in thousands)

Cash flows from operating activities:
Net income	$12,158	$6,239
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss recognized on disposition of fixed assets	1	139
Unrealized loss on financial instruments	120	63
Unrealized gain on marketable securities, net	-	(132)
Depreciation and amortization expense	5,480	5,622
Deferred income taxes	1,984	2,238
Stock-based compensation expense	3,876	4,231
Non-cash restructuring charges	4,612	-
Changes in operating assets and liabilities:
Accounts receivable	(1,512)	5,371
Unbilled revenues	(29,784)	(16,639)
Prepaid expenses and other current assets	(2,933)	2,176
Other assets	(604)	(68)
Accounts payable	1,463	(2,622)
Accrued compensation	(18,101)	(10,240)
Accrued restructuring costs	(854)	(262)
Deferred revenues	(2,051)	(2,627)
Other accrued liabilities	5,573	(2,140)
Long-term liabilities	1,598	661

Net cash used in operating activities	(18,974)	(7,990)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	-	(2,985)
Purchases of property and equipment and cost of internally developed software	(8,065)	(2,599)
Sales and maturities of marketable securities classified as trading	-	1,850
Sales and maturities of marketable securities not classified as trading	2,197	781
Purchases of marketable securities	(2,298)	-
Cash (paid) received on financial instruments, net	(37)	673
Change in restricted cash	926	46

Net cash used in investing activities	(7,277)	(2,234)
Cash flows from financing activities:
Principal payments under capital lease obligations	(21)	(21)
Proceeds from credit facilities	1,768	-
Repayment of amounts borrowed under credit facilities	(4,862)	-
Proceeds from stock option and purchase plans	4,236	2,536
Dividends paid on common stock	-	(46,832)

Net cash provided by (used in) financing activities	1,121	(44,317)
Effect of exchange rate changes on cash and cash equivalents	2,068	930

Decrease in cash and cash equivalents	(23,062)	(53,611)
Cash and cash equivalents, at beginning of period	219,448	195,678
Cash and cash equivalents, at end of period	$196,386	$142,067

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2011	2010

	(in thousands, except per share amounts)

Service revenues	$241,340	$183,223

GAAP income from operations	$18,488	$9,002
Stock-based compensation expense	3,876	4,231
Restructuring and other related charges	5,642	286
Amortization of purchased intangible assets	1,273	1,467
Acquisition costs and other related charges	-	111
Stock-based compensation review and restatement benefit	(3,500)	(301)
Non-GAAP income from operations	$25,779	$14,796

GAAP operating margin	7.7%	4.9%
Effect of adjustments detailed above	3.0%	3.2%
Non-GAAP operating margin	10.7%	8.1%

GAAP net income	$12,158	$6,239
Stock-based compensation expense, net of tax	2,451	2,618
Restructuring and other related charges, net of tax	3,496	276
Amortization of purchased intangible assets, net of tax	1,025	1,125
Acquisition costs and other related charges, net of tax	-	66
Stock-based compensation review and restatement benefit, net of tax	(2,085)	(179)
Non-GAAP net income	$17,045	$10,145

GAAP basic income per share	$0.09	$0.05
Effect of adjustments detailed above	0.04	0.03
Non-GAAP basic income per share	$0.13	$0.08

GAAP and Non-GAAP weighted average common shares	136,293	130,054

GAAP diluted income per share	$0.09	$0.05
Effect of adjustments noted above	0.03	0.02
Non-GAAP diluted income per share	$0.12	$0.07

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	140,565	136,797

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1-646-478-9846
dlabar@sapient.com